UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2021

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	PKI	The New York Stock Exchange
1.875% Notes due 2026	PKI 21A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 25, 2021, PerkinElmer, Inc. (the “Company”) and its newly formed wholly owned subsidiaries, Burton Acquisition I, Inc. (“Merger Sub I”) and Burton Acquisition II, Inc. (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BioLegend, Inc. (“BioLegend”) and Gene Lay, solely in his capacity as the stockholder representative thereunder, providing for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Sub I with and into BioLegend (the “First Merger”), with BioLegend surviving the First Merger as a wholly owned subsidiary of the Company, and, immediately following the First Merger, the merger of BioLegend with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of the Company. The aggregate purchase price payable by the Company in the Merger is approximately $5.25 billion, subject to certain working capital and other adjustments (the “Aggregate Consideration”). The Aggregate Consideration will be paid 59.5% in cash and 40.5% in shares of the Company’s common stock valued at $156.3561 per share, representing the volume weighted average trading price of the Company’s common stock for the ten trading day period ending on the day immediately prior to the signing date (the “Stock Consideration”). The Stock Consideration will be issued in a private placement pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act.

The parties’ obligations to consummate the Merger are subject to customary closing conditions, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and applicable foreign antitrust law. There is no financing condition to the parties’ obligations to consummate the Merger.

The parties have each made customary representations, warranties and covenants in the Merger Agreement and Gene Lay agreed to indemnify the Company with respect to breaches of certain specified representations and warranties of BioLegend and fraud, subject to limitations set forth in the Merger Agreement. The parties’ covenants include covenants with respect to the operation of the businesses of the Company and BioLegend during the period prior to closing. The Company’s covenants include a covenant to file a prospectus supplement following the closing with respect to the resale of the shares of the Company’s common stock to be issued as consideration in the Merger.

The Merger Agreement contains certain termination rights, including, among others, the right to terminate the Merger Agreement (i) by mutual written consent of the Company and BioLegend and (ii) by the Company or BioLegend if the Merger has not been consummated by October 25, 2021, subject to limited exceptions.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or BioLegend. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or BioLegend or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

Commitment Letter

Concurrently with entering into the Merger Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (the “Lender”), pursuant to which the Lender has committed to provide a 364-day senior unsecured bridge term loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $3.3 billion. The proceeds of the borrowings under the Bridge Facility are permitted to be used to finance a portion of the cash consideration for the Merger, to refinance certain indebtedness of BioLegend and/or to pay costs and expenses in connection with the Merger, the refinancing and the related transactions. The Company currently expects to replace the Bridge Facility prior to the closing of the Merger with permanent financing, which the Company expects to include a $500 million term loan and the issuance of debt securities. The commitments of the Lender under the Commitment Letter are subject to customary conditions, including the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter. The Company will pay customary fees and expenses in connection with obtaining the Bridge Facility.

Press Release

On July 26, 2021, the Company issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements made herein contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the anticipated closing of the Merger and the Company’s expectations with respect to replacing the Bridge Facility with permanent financing. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will,” “may,” “could” and similar expressions are intended to identify forward-looking statements. Such statements are based on the Company’s current expectations and no assurances can be given that these expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: the failure of any of the closing conditions for the Merger to be satisfied, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and applicable foreign antitrust law; the risk that regulatory approvals required for the Merger are obtained subject to conditions that are not anticipated; uncertainties as to the timing of the consummation of the Merger; market conditions that may affect the Company’s ability to obtain permanent financing; the risk that the financing required to fund the Merger is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; competitive responses to the proposed Merger; uncertainty of the expected financial performance of the combined operations following completion of the proposed Merger; the ability to successfully integrate the Company’s and BioLegend’s operations and employees; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Merger; and other factors which are described under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger, dated as of July 25, 2021, by and among PerkinElmer, Inc., Burton Acquisition I, Inc., Burton Acquisition II, Inc., BioLegend, Inc. and Gene Lay, solely in his capacity as the Stockholder Representative

99.1	Press Release issued by PerkinElmer, Inc. on July 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

(1)

The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish copies of any of such exhibits or schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: July 27, 2021	By:	/s/ Joel S. Goldberg
Joel S. Goldberg Senior Vice President, Administration, General Counsel and Secretary